Exhibit 3.2

Company No. 01026167

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BARCLAYS BANK PLC

(as adopted by special resolution passed on 30 April 2010)

CONTENTS

PRELIMINARY		1

1.	Interpretation	1

2.	Model articles or regulations not to apply	4

LIABILITY OF MEMBERS		4

3.	Limited liability	4

SHARE CAPITAL		4

4.	Preference shares	4

5.	Series 1 Sterling Preference Shares	9

6.	Allotment and pre-emption	11

7.	Power to issue different classes of shares	11

8.	Rights and restrictions attaching to shares	11

9.	Variation of rights	11

10.	Financial assistance for the acquisition of the Company’s shares	12

11.	Commission	12

12.	Trusts not recognised	12

13.	Issue of warrants	12

SHARE CERTIFICATES		14

14.	Right to certificate	14

15.	Replacement certificates	14

16.	Uncertificated shares	15

LIEN		15

17.	Company’s lien on shares not fully paid	15

18.	Enforcement of lien by sale	15

19.	Application of proceeds of sale	16

CALLS ON SHARES		16

20.	Calls	16

21.	Power to differentiate	16

22.	Interest on calls	16

23.	Payment in advance	16

24.	Amounts due on allotment or issue treated as calls	17

FORFEITURE		17

25.	Notice if call not paid	17

26.	Forfeiture for non-compliance	17

27.	Notice after forfeiture	17

28.	Disposal of forfeited shares	17

29.	Arrears to be paid notwithstanding forfeiture	18

30.	Surrender	18

UNTRACED SHAREHOLDERS		18

31.	Power of sale	18

32.	Application of proceeds of sale	19

TRANSFER OF SHARES		19

33.	Method of transfer	19

34.	Right to refuse registration	19

35.	Fees on registration	20

TRANSMISSION OF SHARES		20

36.	On death	20

37.	Election of person entitled by transmission	21

38.	Rights on transmission	21

FRACTIONS OF SHARES		21

39.	Fractions	21

COMPANY NAME		22

40.	Change of Company name	22

GENERAL MEETINGS		22

41.	Annual general meetings	22

42.	Convening of general meetings by the board	22

43.	Convening of general meetings by requirement of the members	22

44.	Length and form of notice	22

45.	Omission to send notice	23

46.	Postponement of general meetings	23

PROCEEDINGS AT GENERAL MEETINGS		23

47.	Quorum	23

48.	No business to be transacted unless quorum present	24

49.	Procedure if quorum not present	24

50.	Chairman	24

51.	Right to attend and speak	24

52.	Power to adjourn	25

53.	Notice of adjourned meeting	25

54.	Business at adjourned meeting	25

55.	General meetings at more than one place	26

56.	Accommodation of members at meeting	26

57.	Security	27

VOTING		27

58.	Method of voting	27

59.	Procedure on a poll	27

60.	Votes of members	28

61.	No casting vote	29

62.	Restriction on voting rights for unpaid calls etc.	29

63.	Voting by proxy	29

64.	Appointment of proxy	30

65.	Validity of actions by proxy or representative of a corporation	31

66.	Corporate representatives	32

67.	Objections to and error in voting	32

68.	Amendments to special resolutions	32

69.	Amendments to ordinary resolutions	32

70.	Class meetings	32

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		33

71.	Number of directors	33

72.	No Directors’ share qualification	33

73.	Appointment by majority shareholder(s)	33

74.	Power of the board to appoint directors	33

75.	Appointment of executive directors	34

76.	Eligibility of new directors	34

77.	Voting on resolution for appointment	34

78.	No retirement by rotation	34

79.	No retirement on account of age	35

80.	Removal by ordinary resolution	35

81.	Vacation of office by director	35

ALTERNATE DIRECTORS		36

82.	Appointment	36

83.	Revocation of appointment	36

84.	Participation in board meetings	36

85.	Responsibility	37

REMUNERATION, EXPENSES AND PENSIONS		37

86.	Directors’ fees	37

87.	Additional remuneration	37

88.	Expenses	37

89.	Remuneration and expenses of alternate directors	38

90.	Directors’ pensions and other benefits	38

91.	Remuneration of executive directors	38

POWERS AND DUTIES OF THE BOARD		39

92.	Powers of the board	39

93.	Group management	39

94.	Powers of directors being less than minimum required number	40

95.	Powers of executive directors	40

96.	Delegation to committees	40

97.	Attorneys and Agents	40

98.	Execution of certain instruments	41

99.	Loans to directors	41

100.	Associate directors	41

101.	Exercise of voting powers	41

102.	Provision for employees	42

103.	Registers	42

104.	Borrowing powers	42

105.	Register of charges	42

106.	Directors’ interests	42

PROCEEDINGS OF DIRECTORS AND COMMITTEES		47

107.	Board meetings	47

108.	Notice of board meetings	47

109.	Quorum	47

110.	Chairman of board	48

111.	Voting	48

112.	Participation by telephone	48

113.	Resolution in writing	48

114.	Proceedings of committees	49

115.	Records of proceedings	49

116.	Validity of proceedings of board or committee	49

SECRETARY AND AUTHENTICATION OF DOCUMENTS		50

117.	Secretary	50

118.	Authentication of documents	50

SEALS		50

119.	Safe custody	50

120.	Application of seals	50

DIVIDENDS AND OTHER PAYMENTS		51

121.	Declaration of dividends	51

122.	Interim and other dividends	51

123.	Entitlement to dividends	51

124.	Method of payment	52

125.	Dividends not to bear interest	53

126.	Calls or debts may be deducted from dividends etc.	53

127.	Unclaimed dividends etc.	53

128.	Payment of dividends in specie	54

129.	Board powers to carry profits to reserve and to carry forward profits	54

130.	Capitalisation of profits	54

131.	Record dates	55

ACCOUNTS		56

132.	Keeping and inspection of accounts	56

133.	Accounts to be sent to members etc.	56

134.	Appointment of auditors	57

NOTICES AND COMMUNICATIONS		57

135.	Form of notices and communications by the Company	57

136.	Notice by advertisement	57

137.	Deemed delivery of notices, documents and information	57

138.	Notice binding on transferees etc.	58

139.	Notice in case of joint holders and entitlement by transmission	58

140.	Members not entitled to notices, documents and information	58

MISCELLANEOUS		59

141.	Destruction of documents	59

142.	Winding up	60

143.	Indemnity of officers, funding directors’ defence costs and power to purchase insurance	60

Company No. 01026167

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BARCLAYS BANK PLC

PRELIMINARY

1.	INTERPRETATION

1.1	In these articles, unless the context otherwise requires:

“Act” means the Companies Act 2006;

“articles” means these articles of association as altered from time to time;

“auditors” means the auditors from time to time of the Company;

“board” means the board of directors from time to time of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

“business day” means a day (not being a Saturday or Sunday) on which clearing banks are open for business in London;

“chairman” means the chairman for the time being of the board;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

“director” means a director of the Company;

“dollar business day” has the meaning given to it in article 4.3(x);

“dollar preference shares” means the preference shares of US$0.25 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue, and the preference shares of US$100 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue;

“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member, or as a result of another event giving rise to a transmission of entitlement by operation of law;

“euro business day” has the meaning given to it in article 4.3(ix);

“euro preference shares” means the preference shares of €100 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue;

“further shares” has the meaning given to it in article 4.4;

“executed” includes, in relation to a document, execution under hand or under seal or by any other method permitted by law;

“group” means the Company, its subsidiary undertakings and its parent undertakings;

“holder” means, in relation to a share, the member whose name is entered in the register as the holder of that share;

“in writing” means in hard copy form or, to the extent permitted by the Act, in any other form;

“issue date” has the meaning given to it in article 4.3(i);

“London business day” has the meaning given to it in article 4.3(xi);

“member” means a member of the Company;

“office” means the registered office for the time being of the Company;

“ordinary shares” means the ordinary shares of £1.00 each in the capital of the Company;

“paid”, “paid up” and “paid-up” mean paid or credited as paid;

“qualifying person” means an individual who is a member of the Company, a person authorised under section 323 of the Act to act as the representative of a corporation in relation to a meeting or a person appointed as proxy of a member in relation to the meeting;

“redemption date” has the meaning given to it in article 4.3(i);

“register” means the register of members of the Company kept pursuant to section 113 of the Act;

“seal” means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Act;

“secretary” means the secretary of the Company and includes any joint, assistant or deputy secretary and a person appointed by the board to perform the duties of the secretary;

“Series 1 Sterling Preference Shares” means the 1,000 sterling preference shares issued by the Company on 31 December 2004;

“statutes” means the Act and every other act and statutory instrument for the time being in force concerning companies and affecting the Company;

“sterling preference shares” means the preference shares of £1 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue and the preference shares of £100 each in the capital of the Company referred to in article 4 or, as the case may require, the number thereof for the time being in issue;

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

1.2	Unless the context otherwise requires, words and expressions to which a particular meaning is given by the Act, as in force when the articles are adopted, shall have the same meaning in the articles, except where the word or expression is otherwise defined in the articles.

1.3	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

1.4	References to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

1.5	A member is “present” at a meeting if the member (being an individual) attends in person or if the member (being a corporation) attends by its duly authorised representative, who attends in person, or if the member attends by his or its duly appointed proxy, who attends in person.

1.6	The ejusdem generis principle of construction shall not apply. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.

1.7	The headings in the articles do not affect the interpretation of the articles.

1.8	References to a “debenture” include debenture stock.

1.9	References to any statutory provision or statute include all modifications thereto and all re-enactments thereof (with or without modification) and all subordinate legislation made thereunder in each case for the time being in force. This article does not affect the interpretation of article 1.2.

2.	MODEL ARTICLES OR REGULATIONS NOT TO APPLY

No model articles or regulations contained in any statute or subordinate legislation including the regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 or the model articles contained in the schedule to the Companies (Model Articles) Regulations 2008 apply to the Company.

LIABILITY OF MEMBERS

3.	LIMITED LIABILITY

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares held by them.

SHARE CAPITAL

4.	PREFERENCE SHARES

4.1	The euro preference shares, dollar preference shares and sterling preference shares (which, for the purposes of article 4.1 to article 4.3, shall not include the Series 1 Sterling Preference Shares, and any reference to “sterling preference shares” in such paragraphs shall be construed accordingly unless such reference is expressly stated to include the Series 1 Sterling Preference Shares) (together the “preference shares”) may, subject to article 4.2 and article 4.3, be issued with such rights, and subject to such restrictions, as may be determined prior to the issue thereof in accordance with article 7.1 and so that preference shares may be issued in one or more separate series in each case having attached thereto rights and restrictions which either are identical (save as to the date from which such shares rank for dividend) with the rights and restrictions attached to any other series of preference shares or are different in any respect from the rights and restrictions attached to any such other series. The preference shares of each series shall be designated in such manner as may be so determined.

4.2	Without prejudice to article 4.4 and save as may otherwise be prescribed by special resolution of the Company determining, prior to the issue thereof, the terms and conditions of any series of preference shares, each series of preference shares shall rank, in regard to participation in profits, in priority to or pari passu with, but not (except with the consent or sanction of the holders of the relevant series of preference shares given in accordance with article 9) junior to any other class of shares in the Company and, on a return of capital on a winding up or (other than on a redemption or purchase of shares, or a reduction of share capital, permitted by the articles and under applicable law) otherwise, each series of preference shares shall rank in priority to or pari passu with, but not (except with the consent or sanction of the holders of the relevant series of preference shares given in accordance with article 9) junior to any other class of shares in the Company.

4.3	Save as may otherwise be prescribed by special resolution of the Company in regard to any series of preference shares, the preference shares shall be governed by the following provisions as to redemption:

(i)	The Company shall have the right (subject to the statutes) to redeem on any redemption date all but not some only of the preference shares of any series for the time being issued and fully paid by giving to the holders of the particular preference shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing of the relevant redemption date. The expression “redemption date” means, in relation to preference shares of any series, any date which falls not less than five years after the date (the “issue date”) when such preference shares were first issued.

(ii)	Subject as mentioned in subparagraph (i) above, there shall be paid on each preference share so redeemed the liquidation value thereof, together with the accrued and unpaid instalment of dividend thereon (whether or not declared) in respect of the period from the dividend payment date last preceding the redemption date to the redemption date (but not in respect of any earlier period).

(iii)	Any notice of redemption given under subparagraph (i) above shall specify the applicable redemption date; the particular series of preference shares to be redeemed; the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein); that dividends on the preference shares to be redeemed will cease to accrue on redemption; and the place or places at which the hard copies of documents of title in respect of such preference shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected, and upon such redemption date the Company shall redeem the particular preference shares to be redeemed on that date subject to the provisions of this article 4.3 and of the statutes. No defect in the notice of redemption or in the giving thereof shall affect the validity of the redemption proceedings.

(iv)	The provisions of this and the following subparagraphs shall have effect in relation to preference shares of any series for the time being issued and outstanding in registered form (“registered shares”) and represented by certificates (“certificates”) and in relation to preference shares of any series which, in accordance with article 13 and the terms and conditions thereof, are for the time being issued and outstanding in bearer form (“bearer shares”) and represented by share warrants (“warrants”).

(v)

Payments in respect of the amount due on redemption of a registered share shall be made (a) in the case of euro preference shares by euro cheque drawn on a branch of a bank in London; (b) in the case of dollar preference shares by dollar cheque drawn on a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares by pounds sterling cheque drawn on a branch of a bank in London or, upon the request of the holder or joint holders not later than the date specified for the purpose in the notice of redemption, by transfer to (a) in the case of euro preference shares, a euro account maintained by the payee with a branch of a bank in London; (b) in the case of dollar preference shares, a dollar account maintained by the payee with a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares, a pounds sterling account maintained by the payee with a branch of a bank in London. Such payment will be made against presentation and surrender of the hard copy of the relative certificate at the place or one of the places specified in the redemption notice.

(vi)	Payment in respect of the amount due on redemption of a bearer share shall be made (a) in the case of euro preference shares by euro cheque drawn on a branch of a bank in London; (b) in the case of dollar preference shares by dollar cheque drawn on a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares by pounds sterling cheque drawn on a branch of a bank in London or, upon the request of the holder not later than the date specified for the purpose in the notice of redemption, by transfer (a) in the case of euro preference shares to a euro account maintained by the payee with a branch of a bank in London; (b) in the case of dollar preference shares to a dollar account maintained by the payee with a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares to a pounds sterling account maintained by the payee with a branch of a bank in London. Such payment will be made against presentation and surrender of the hard copy of the relative warrant at the place or one of the places specified in the redemption notice. Upon the relevant redemption date all unmatured dividend coupons (if any), and any talon for additional dividend coupons, appertaining thereto (whether or not attached) shall become void and no payment will be made in respect thereof.

(vii)	All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws and other regulations.

(viii)	As from the relevant redemption date the dividend on the preference shares due for redemption shall cease to accrue except on any such preference share in respect of which, upon the due surrender of the hard copy of the certificate or, as the case may be the warrant therefor in accordance with subparagraph (v) or, as the case may be, (vi) above, payment of the redemption moneys due on such redemption date shall be improperly withheld or refused in which case the said dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant redemption date to the date of payment of such redemption moneys. Such preference shares shall not be treated as having been redeemed until the redemption moneys in question, together with the accrued dividend thereon, shall have been paid.

(ix)	If the due date for the payment of the redemption moneys on any euro preference share is not a day (other than a Saturday or Sunday) on which (1) banks in London are open for business (2) foreign exchange dealings may be conducted in euro and (3) the Trans-European Automated Real Time Gross Settlement (TARGET2) system (or any successor thereto determined by the Company) is operating (a “euro business day”), then payment of such moneys will be made on the next succeeding day which is a euro business day (and without any interest or other payment in respect of such delay).

(x)	If the due date for the payment of the redemption moneys on any dollar preference share is not a day which is (1) a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London generally are authorised or obligated by law, regulation or executive order to close and (2) in respect of any dollar preference share on which dividends accrue at a floating rate, during the period such dividends accrue at a floating rate, a day on which dealings in US dollars are transacted in the London interbank market (a “dollar business day”), then payment of such moneys will be made on the next succeeding day which is a dollar business day (and without any interest or other payment in respect of such delay).

(xi)	If the due date for the payment of the redemption moneys on any sterling preference share is not a day (other than a Saturday or Sunday) on which banks in London are open for business (a “London business day”), then payment of such moneys will be made on the next succeeding day which is a London business day (and without any interest or other payment in respect of such delay).

(xii)	The receipt of the holder for the time being of any registered share (or in the case of joint holders the receipt of any of them) and the receipt of the person delivering the hard copy of any warrant to the place or one of the places specified in accordance with subparagraph (iii) above, in respect of the moneys payable on redemption of the registered share or, as the case may be, the bearer share, shall constitute an absolute discharge to the Company.

(xiii)	Subject to the provisions of the statutes and any other applicable laws, the Company may at any time purchase any preference shares in issue upon such terms and conditions as the board may think fit or as may be prescribed by the terms of issue thereof.

(xiv)	Upon the redemption or purchase of any euro preference shares the board shall have power to convert the authorised but unissued euro preference shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may at any time be divided of the same nominal amount in euros as the euro preference shares or into unclassified shares of the same nominal amount in euros as the euro preference shares.

(xv)	Upon the redemption or purchase of any dollar preference shares the board shall have power to convert the authorised but unissued dollar preference shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may at any time be divided of the same nominal amount in dollars as the dollar preference shares or into unclassified shares of the same nominal amount in dollars as the dollar preference shares.

(xvi)

Upon the redemption or purchase of any sterling preference shares the board shall have power to convert the authorised but unissued sterling preference shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the

Company is or may at any time be divided of the same nominal amount in pounds sterling as the sterling preference shares or into unclassified shares of the same nominal amount in pounds sterling as the sterling preference shares.

4.4	The Company may at any time or from time to time, without the consent or sanction of the holders of the sterling preference shares, the dollar preference shares or the euro preference shares of any series, create and issue further preference shares or other share capital (“further shares”) of one or more series ranking as regards participation in the profits and assets of the Company pari passu with, or junior to, the sterling preference shares, the dollar preference shares and euro preference shares of any series, but not (other than on a redemption or purchase by the Company of any such shares, or a reduction of share capital, permitted by the articles and under applicable law) in priority thereto unless the holders of each class of sterling preference shares, dollar preference shares and euro preference shares to which such shares are to rank in priority have so sanctioned or consented thereto in accordance with article 9, and so that, save as aforesaid and save as may otherwise be expressly provided by the terms of issue of the sterling preference shares, dollar preference shares or euro preference shares or further shares of any series, the further shares of any series may either carry rights identical in all respects (except as regards the date from which such shares rank for dividend) with the sterling preference shares, dollar preference shares or euro preference shares of any series or carry rights differing therefrom in any respect including, but without limitation, in that:

(i)	the rate and/or basis of calculating dividends may differ and the dividend may be cumulative or non-cumulative;

(ii)	such shares may rank for dividends as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

(iii)	such shares may be denominated in any currency or, if permitted by law, any basket of currencies;

(iv)	a premium may be payable on return of capital or there may be no such premium;

(v)	such shares may be redeemable at the option of the Company or may be non-redeemable;

(vi)	different or no restrictions may apply in the event a dividend is not paid on such shares on a scheduled dividend payment date therefor; and

(vii)	(such shares may be convertible into ordinary shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or junior to any class of the sterling preference shares, dollar preference shares or euro preference shares, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

4.5	For the purposes of this article:

(i)	“liquidation value” means the fixed amount specified as such in the terms and conditions of the relevant class of preference shares;

(ii)	references to “US$”, “dollars” and “cents” are references to the lawful currency for the time being of the United States of America;

(iii)	references to “€” and “euro” are references to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended from time to time;

(iv)	references to “£” and “sterling” are references to the lawful currency for the time being of the United Kingdom.

5.	SERIES 1 STERLING PREFERENCE SHARES

5.1	The Series 1 Sterling Preference Shares shall be issued with the rights and subject to the restrictions set out in this article 5 and with such other rights and subject to such other restrictions as may be determined prior to the issue thereof in accordance with article 7.1.

5.2	The Series 1 Sterling Preference Shares shall rank, in regard to participation in profits, in priority to the ordinary shares and pari passu with the euro preference shares issued as 4.875% Non-Cumulative Callable Euro Preference Shares, Series 1 on 8 December 2004 (the “Series 1 Euro Preference Shares”) and, on a return of capital on a winding up or (other than on a redemption or purchase of shares, or a reduction of share capital, permitted by the articles and under applicable law) otherwise, the Series 1 Sterling Preference Shares shall rank in priority to the ordinary shares and pari passu with the Series 1 Euro Preference Shares.

5.3	Save as may otherwise be prescribed by special resolution of the Company, the Series 1 Sterling Preference Shares shall be governed by the following provisions as to redemption:

(i)	The Company shall have the right (subject to the statutes) to redeem on any redemption date all but not some only of the Series 1 Sterling Preference Shares for the time being issued and fully paid by giving to the holders of the Series 1 Sterling Preference Shares to be redeemed not less than 5 days’ prior notice in writing of the relevant redemption date. The expression “redemption date” means, in relation to the Series 1 Sterling Preference Shares, any date which falls later than 1 January 2005.

(ii)	Subject as mentioned in subparagraph (i) above, there shall be paid on each Series 1 Sterling Preference Shares so redeemed the nominal amount thereof, together with the accrued and unpaid instalment of dividend thereon (whether or not declared) in respect of the period from the dividend payment date last preceding the redemption date (or if none, the issue date) to the redemption date and any accumulated arrears of dividend thereon.

(iii)	Any notice of redemption given under subparagraph (i) above shall specify the applicable redemption date; the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein); that dividends on the Series 1 Sterling Preference Shares to be redeemed will cease to accrue on redemption; and the place or places at which certificates (“certificates”) in respect of such Series 1 Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected, and upon such redemption date the Company shall redeem the particular Series 1 Sterling Preference Shares to be redeemed on that date subject to the provisions of this subparagraph (iii) and of the statutes. No defect in the notice of redemption or in the giving thereof shall affect the validity of the redemption proceedings.

5.4	Series 1 Sterling Preference Shares shall be issued in registered form only (“registered shares”) and shall be represented by certificates.

5.5	Payments in respect of the amount due on redemption of a registered share shall be made by pounds sterling cheque drawn on a branch of a bank in London or, at the request of the holder not later than the date specified for the purpose in the notice of redemption, by transfer to a pounds sterling account maintained by the payee with a branch of a bank in London. Such payment may, at the election of the Company, be made against presentation and surrender of the hard copy of the relevant certificate at the place or one of the places specified in the redemption notice.

5.6	All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws and other regulations.

5.7	As from the relevant redemption date the Series 1 Sterling Preference Shares shall be redeemed and the dividend on the Series 1 Sterling Preference Shares due for redemption shall cease to accrue except on any such Series 1 Sterling Preference Shares in respect of which, upon the due surrender of the hard copy of the certificate in accordance with 5.3(iii) above, payment of the redemption moneys due on such redemption date shall be improperly withheld or refused in which case the said dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant redemption date to the date of payment of such redemption moneys. Such Series 1 Sterling Preference Shares shall not be treated as having been redeemed until the redemption moneys in question, together with the accrued dividend thereon, shall have been paid.

5.8	If the due date for the payment of the redemption moneys on any Series 1 Sterling Preference Shares is not a day (other than a Saturday or Sunday) on which banks in London are open for business (a “London business day”), then payment of such moneys will be made on the next succeeding day which is a London business day (and without any interest or other payment in respect of such delay).

5.9	The receipt of the holder for the time being of any registered share (or in the case of joint holders the receipt of any of them) in respect of the moneys payable on redemption of the registered share shall constitute an absolute discharge to the Company.

5.10	Subject to the provisions of the statutes and any other applicable laws, the Company may at any time purchase any Series 1 Sterling Preference Shares in issue upon such terms and conditions as the board may think fit or as may be prescribed by the terms of issue thereof.

6.	ALLOTMENT AND PRE-EMPTION

6.1	Subject to the Act and relevant authority given by the Company in general meeting, the board has general and unconditional authority to allot, grant options over, or otherwise dispose of, unissued shares of the Company or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms as the board may decide, except that no share may be issued at a discount.

6.2	The board may at any time after the allotment of a share, but before a person has been entered in the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the board thinks fit. In this article “allottee” includes a provisional allottee and any person in whose favour an allotment has been previously renounced.

7.	POWER TO ISSUE DIFFERENT CLASSES OF SHARES

7.1	Subject to the Act and to the rights attached to existing shares, new shares may be issued with, or have attached to them, such preferred, deferred or other rights, or such restrictions, whether in regard to dividend, return of capital, voting, conversion or otherwise, as either the Company may from time to time by ordinary or special resolution decide, or, if no such resolution is passed or so far as any pertinent resolution does not make specific provision, as the board may decide, provided that no share shall be issued carrying any right of conversion into ordinary shares in the Company without the approval of the Company by special resolution.

7.2	Subject to the Act and to the rights attached to existing shares, shares may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed, and the directors may determine the terms, conditions and manner of redemption of any such shares.

8.	RIGHTS AND RESTRICTIONS ATTACHING TO SHARES

If rights and restrictions attaching to shares are determined by ordinary resolution or by the directors pursuant to article 7, those rights and restrictions shall apply in place of any rights or restrictions that would otherwise apply by virtue of the Act in the absence of any provisions in the articles, as if those rights and restrictions were set out in the articles.

9.	VARIATION OF RIGHTS

9.1	Subject to the Act, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any share of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with article 70 and other relevant provisions of the articles.

9.2	The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Act.

10.	FINANCIAL ASSISTANCE FOR THE ACQUISITION OF THE COMPANY’S SHARES

Save to the extent prohibited by the Act or otherwise by law, the Company shall be entitled, subject to and in accordance with the provisions of the Act, to give financial assistance directly or indirectly for the purpose of the acquisition or proposed acquisition of any shares in the Company or any company of which it is a subsidiary or for the purpose of reducing or discharging any liability incurred by any person for the purpose of acquiring any shares in the Company or any company of which it is a subsidiary.

11.	COMMISSION

The Company may exercise all the powers conferred or permitted by the Act of paying commission or brokerage. Subject to the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

12.	TRUSTS NOT RECOGNISED

Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not recognise a person as holding a share on trust and shall not be bound by or otherwise compelled to recognise (even if it has notice of it) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share, other than an absolute right in the holder to the whole of the share.

13.	ISSUE OF WARRANTS

13.1	The Company may, with respect to fully paid shares, issue share warrants in hard copy form stating that the bearer is entitled to the shares specified therein, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrants.

13.2	A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the hard copy of the share warrant, and the provisions of these articles with respect to transfer and transmission of shares shall not apply thereto. The method or system of sealing (if required) and signature (if any) of warrants shall be as for share certificates under article 14.

13.3

The board shall be at liberty to accept a certificate (in such form and from such person as the board may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at such place as is specified from time to time by the board as equivalent to the deposit thereat of the share warrant, and may (inter alia) allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the right of the allottee to the allotment shall not, after allotment, be questioned by any person.

13.4	The board may determine, and from time to time vary, the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed (provided that no new share warrant may be issued to replace one that has been lost unless the secretary is satisfied beyond reasonable doubt that the original share warrant has been destroyed), upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at meetings of the Company, and upon which a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares therein specified. Subject to such conditions and to these articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

13.5	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these articles, the bearer of a share warrant may at any time deposit the hard copy of the share warrant at such place as the board may from time to time appoint and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of 48 hours from the time of deposit, as if his name was inserted in the register as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at any office of the Company the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the board may require specifying, amongst others, the share warrants and the number of shares included therein, and shall have lodged the same at such first-mentioned place not less than 48 hours before the time of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

13.6	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these articles, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or appoint a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages, and shall be subject to the provisions of these articles, as if he was named in the register as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.

SHARE CERTIFICATES

14.	RIGHT TO CERTIFICATE

14.1	A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him of those shares (or within any other period as the terms of issue of the shares provide) one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

14.2	Where a member transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

14.3	Delivery of a certificate to the broker or agent acting in regard to the purchase or transfer of shares to which it relates shall be sufficient delivery to the purchaser or the transferee as the case may be. Every certificate despatched by the Company shall be sent at the risk of the person entitled thereto.

14.4	The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

14.5	A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the seal, which may be affixed to or printed on it, or in such other manner as the board may approve, or signed by a director and the secretary or by two directors, having regard to the terms of allotment or issue of the shares. No certificate shall be issued representing shares of more than one class.

15.	REPLACEMENT CERTIFICATES

15.1	Where a member holds two or more certificates for shares of one class, the board may at his request, on surrender of the original certificates, cancel the certificates and issue a single replacement certificate for certificated shares of that class, subject, if the board so requires, to payment of the reasonable out of pocket expenses of the Company in providing the replacement certificate.

15.2	At the request of a member, the board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the secretary may decide.

15.3

Where a certificate is damaged, defaced or worn out, the board may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional out-of-pocket expenses incurred by the Company in connection with the request as the secretary may think fit but without any further or other charge.

16.	UNCERTIFICATED SHARES

Subject to the Act, the Company may issue shares in uncertificated form and permit the same (whether or not in such form) to be transferred without the production of written forms of transfer or the creation of certificates and the board may from time to time lay down regulations governing such issue and transfer, which regulations shall (to the extent they specify) operate in substitution for the relevant provisions of these articles governing certificates and the transfer of shares.

LIEN

17.	COMPANY’S LIEN ON SHARES NOT FULLY PAID

17.1	The Company has a first and paramount lien on all partly paid shares for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Company also has a first and paramount lien on all partly paid shares standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company. Such liens of the Company apply whether before or after notice is given to the Company of any equitable or other interest of any person other than the holder or holders of such share, whether the time for payment or discharge of the same has arrived or not and notwithstanding that the same are joint debts or liabilities of such holder or his estate and any other person whether a member of the Company or not. The Company’s lien, if any, on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.

17.2	The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company’s lien (if any) on that share.

18.	ENFORCEMENT OF LIEN BY SALE

18.1	For the purpose of enforcing the lien referred to in article 17, the board may sell shares subject to the lien in such manner as it may decide provided that:

18.1.1	the due date for payment of the relevant amounts has arrived; and

18.1.2	the board has served a written notice on the member concerned (or on any person entitled by transmission to the shares) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within 14 clear days after the service of the notice that the Company intends to sell the shares.

18.2	To give effect to a sale, the board may authorise a person to transfer the shares in the name and on behalf of the holder (or any person entitled by transmission to the shares), or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

19.	APPLICATION OF PROCEEDS OF SALE

The net proceeds of a sale effected under article 18, after payment of the Company’s costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. Any residue shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity as to any lost or destroyed certificate required by the board and subject to a like lien for amounts not presently payable as existed on the shares before the sale) be paid to the member (or person entitled by transmission to the shares) immediately before the sale.

CALLS ON SHARES

20.	CALLS

The board may make calls on members in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not by the terms of issue thereof made payable on a fixed date. Each member shall (on receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company at the time and place specified, the amount called as required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may decide. A call is deemed made at the time when the resolution of the board authorising it is passed or such later time as the board may decide. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable for payment of all calls and other monies payable in respect of that share.

21.	POWER TO DIFFERENTIATE

The board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of a call on their shares.

22.	INTEREST ON CALLS

If the whole of the amount called on any share or any money payable on a share under the terms of allotment is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount. This interest will run from the day the unpaid amount is due until the day it has been paid. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding 20 per cent. per annum) as the board may decide. The board may waive payment of the interest in whole or in part.

23.	PAYMENT IN ADVANCE

The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding 20 per cent. per annum) as the board may decide.

24.	AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS

An amount (whether in respect of nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non-payment, the provisions of these articles as to payment of interest, forfeiture or otherwise apply as if that amount had become payable by virtue of a call.

FORFEITURE

25.	NOTICE IF CALL NOT PAID

If a member fails to pay the whole of a call or an instalment of a call by the date fixed for payment, the Company may serve notice on the member or on a person entitled by transmission to the share in respect of which the call was made demanding payment of the unpaid amount, on a date not less than 14 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state:

(a)	the place where payment is to be made; and

(b)	that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

26.	FORFEITURE FOR NON-COMPLIANCE

If the notice referred to in article 25 is not complied with, a share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

27.	NOTICE AFTER FORFEITURE

When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share but no forfeiture is invalidated by an omission to give such notice. An entry of the fact and date of forfeiture shall be made in the register.

28.	DISPOSAL OF FORFEITED SHARES

28.1	A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may decide. The board may, if necessary, authorise a person to transfer a forfeited share to a new holder. The Company may receive the consideration (if any) for the share on its disposal and may register or cause the registration of the transferee as the holder of the share.

28.2	The board may before a forfeited share has been sold, re-allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.

28.3	A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re-allotted or disposed of will be registered as the holder of the share and will be discharged from all calls, interest and expenses (if any) in connection with the share made or incurred prior to such sale, re-allotment or disposal and is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

29.	ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

A person whose share has been forfeited ceases on forfeiture to be a member in respect thereof and if that share is in certificated form, shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding 20 per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

30.	SURRENDER

The board may accept the surrender of a share liable to be forfeited and in that case references in the articles to forfeiture include surrender.

UNTRACED SHAREHOLDERS

31.	POWER OF SALE

31.1	The Company may sell the share of a member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

31.1.1	during a period of not less than 12 years before the date of publication of the advertisements referred to in article 31.1.3 (or, if published on two different dates, the first date) (the “relevant period”) at least three cash dividends (whether interim or final) have become payable in respect of the share;

31.1.2

throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by article 124.1 has been claimed or accepted and, so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

31.1.3	on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

31.1.4	the Company has not, so far as the board is aware, during a further period of three months after the date of the advertisements referred to in article 31.1.3 (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

31.2	Where a power of sale is exercisable over a share pursuant to article 31.1 (a “Sale Share”), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of articles 31.1.2 to 31.1.4 (as if the words “throughout the relevant period” were omitted from article 31.1.2 and the words “on expiry of the relevant period” were omitted from article 31.1.3 of this article) shall have been satisfied in relation to the additional share.

31.3	To give effect to a sale pursuant to articles 31.1 or 31.2, the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

32.	APPLICATION OF PROCEEDS OF SALE

The Company shall be indebted to the member or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the member or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.

TRANSFER OF SHARES

33.	METHOD OF TRANSFER

A member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the secretary, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

34.	RIGHT TO REFUSE REGISTRATION

34.1	The board may, in its absolute discretion, decline to register any transfer of shares (not being fully paid shares).

34.2	The board may also, in its absolute discretion, refuse to register any instrument of transfer, unless all of the following conditions are satisfied:

34.2.1	it is in respect of only one class of shares;

34.2.2	it is in favour of (as the case may be) a single transferee or renouncee or not more than four joint transferees (except in the case of executors or trustees of a member) or renouncees;

34.2.3	it is duly stamped (if required); and

34.2.4	it is delivered for registration to the office or such other place as the secretary may decide, accompanied by the certificate for the shares to which it relates (except in the case of a person to whom the Company is not required by sections 769, 776, 777 or 778 of the Act to issue a certificate, or in the case of a renunciation) and such other evidence as the secretary may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

34.3	The board may also, in its absolute discretion, refuse to register any transfer of shares to an infant or person in respect of whom an order has been made by any competent court or official on the ground that such person is or may be suffering from mental disorder or is otherwise incapable of managing his or her own affairs.

34.4	If the board refuses to register a transfer of any shares, it shall, as soon as reasonably practicable and in any event within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee together with its reasons for the refusal.

35.	FEES ON REGISTRATION

The Company (at its option) may or may not charge a fee for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

TRANSMISSION OF SHARES

36.	ON DEATH

36.1	The Company shall recognise only the personal representative or representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

36.2	Nothing in the articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him.

37.	ELECTION OF PERSON ENTITLED BY TRANSMISSION

37.1	A person becoming entitled by transmission to a share may, on production of such evidence as, subject to the Act, the board may require as to his entitlement, elect either to be registered as a member or to have a person nominated by him registered as a member.

37.2	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall testify such election by executing an instrument of transfer of the share to that person.

37.3	All the provisions of the articles relating to the transfer of shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

37.4	The secretary may give notice requiring a person to make the election referred to in article 37.1. If that notice is not complied with within 60 days, the secretary may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

38.	RIGHTS ON TRANSMISSION

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to articles 37 and 124, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

FRACTIONS OF SHARES

39.	FRACTIONS

39.1	If, as the result of consolidation and division or sub-division of shares, members would become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, the board may:

39.1.1	sell any shares representing fractions to a person (including, subject to the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the board decides, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

39.1.2	subject to the Act, allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be).

39.2	To give effect to a sale pursuant to article 39.1.1 the secretary may authorise a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

39.3	If shares are allotted or issued pursuant to article 39.1.2, the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 130. In relation to the capitalisation the board may exercise all the powers conferred on it by article 130 without an ordinary resolution of the Company.

COMPANY NAME

40.	CHANGE OF COMPANY NAME

Subject to the Act, the board may by resolution change the name of the Company.

GENERAL MEETINGS

41.	ANNUAL GENERAL MEETINGS

Subject to the Act, the Company shall hold an annual general meeting in each period of 6 months beginning with the day following its accounting reference date. Such meetings shall be convened by the board at such time and place as it thinks fit.

42.	CONVENING OF GENERAL MEETINGS BY THE BOARD

The board may convene a general meeting whenever it thinks fit.

43.	CONVENING OF GENERAL MEETINGS BY REQUIREMENT OF THE MEMBERS

The board, on the requirement of members pursuant to the Act, shall call a general meeting: (i) within 21 days from the date on which the board becomes subject to the requirement; and (ii) to be held on a date not more than 28 days after the date of the notice convening the meeting. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the board. A general meeting may also be convened in accordance with article 94.

44.	LENGTH AND FORM OF NOTICE

44.1	An annual general meeting shall be called by not less than 21 clear days’ notice. Subject to the Act, all other general meetings may be called by not less than 14 clear days’ notice.

44.2	The notice of meeting shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

44.3	The board may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the board.

44.4	The notice of meeting shall also specify a time (which shall not be more than 48 hours (excluding any part of a day that is not a working day) before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

44.5	The notice shall include details of any arrangements made for the purposes of article 55 (General meetings at more than one place) (making it clear that participation in those arrangements will amount to attendance at the meeting to which the notice relates).

45.	OMISSION TO SEND NOTICE

The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to the meeting, or the non-receipt of any such notice, document or information by a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting or the adjournment thereof.

46.	POSTPONEMENT OF GENERAL MEETINGS

Subject to the Act, if the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time, date or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time, date and/or place. Subject to the Act, when a meeting is so moved and/or postponed, notice of the time, date and place of the moved and/or postponed meeting shall (if practical) be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The board must take reasonable steps to ensure that members trying to attend the general meeting at the original time, date and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in article 64. Any postponed and/or moved meeting may also be postponed and/or moved under this article.

PROCEEDINGS AT GENERAL MEETINGS

47.	QUORUM

Subject to the Act, the quorum for a general meeting is two qualifying persons present and entitled to vote.

48.	NO BUSINESS TO BE TRANSACTED UNLESS QUORUM PRESENT

No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with the articles, which shall not be treated as part of the business of the meeting.

49.	PROCEDURE IF QUORUM NOT PRESENT

49.1	If a quorum is not present within fifteen minutes (or such longer time as the chairman decides to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting, if convened by or on the requisition of members, is dissolved. In any other case it stands adjourned to such other day (being not less than 10 nor more than 28 days later) and at such other time and/or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been specified, the meeting stands adjourned to such other day (being not less than 10 nor more than 28 days later) and at such other time and/or place as the chairman (or, in default, the board) decides.

49.2	At an adjourned meeting the quorum is one qualifying person present and entitled to vote. If a quorum is not present within fifteen minutes from the time fixed for the start of the meeting, the adjourned meeting shall be dissolved.

49.3	Subject to article 49.1, save where the time, date and place for the adjourned meeting has been specified for the purpose in the notice convening the meeting as referred to in article 49.1 (in which case notice of the adjourned meeting need not be given), the Company shall give not less than seven clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

50.	CHAIRMAN

50.1	The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting or neither is willing and able to act, the directors present shall select one of their number to be chairman. If only one director is present and willing and able to act, he shall be chairman. In default, the members present and entitled to vote shall choose one of their number to be chairman.

50.2	Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting and the chairman’s decision, made in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

51.	RIGHT TO ATTEND AND SPEAK

51.1	Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member.

51.2	The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

52.	POWER TO ADJOURN

52.1	The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn a meeting from time to time and from place to place or for an indefinite period.

52.2	Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

52.2.1	secure the proper and orderly conduct of the meeting;

52.2.2	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

52.2.3	ensure that the business of the meeting is properly disposed of.

53.	NOTICE OF ADJOURNED MEETING

53.1	Whenever a meeting is adjourned for 30 days or more or for an indefinite period pursuant to article 52, at least seven clear days’ notice shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances it is not necessary to give notice of a meeting adjourned pursuant to article 52 or of the business to be transacted at the adjourned meeting.

53.2	The board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this article are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

53.3	The notice of an adjourned meeting given in accordance with this article shall also specify a time (which shall not be more than 48 hours (excluding any part of a day that is not a working day) before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

54.	BUSINESS AT ADJOURNED MEETING

No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

55.	GENERAL MEETINGS AT MORE THAN ONE PLACE

The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world and the members present at satellite meeting places shall be counted in the quorum for and entitled to vote at the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to (i) participate in the business for which the meeting has been convened, (ii) hear all persons who speak (whether by the use of microphones, loudspeakers, audio visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place and (iii) be heard by all other persons so present in the same way. The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

56.	ACCOMMODATION OF MEMBERS AT MEETING

56.1	If it appears to the chairman of the meeting that the principal meeting place or any satellite meeting place is inadequate to accommodate all members and proxies entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member or proxy who is unable to be accommodated is able to:

56.1.1	participate in the business for which the meeting has been convened;

56.1.2	hear all persons present who speak (whether by the use of microphones, loud speakers, audio visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

56.1.3	be heard by all other persons present in the same way,

and provided that members and proxies entitled to attend the meeting are afforded an opportunity of being admitted to the principal meeting place, whether by means of the issue of tickets or the imposition of some random means of selection or otherwise as the chairman shall in his absolute discretion consider to be appropriate, and the chairman may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the principal place shall be subject to such arrangements as may be for the time being in force whether or not stated in the notice of the meeting. The meeting shall be deemed to take place at the principal meeting place.

56.2	If it appears to the chairman that the principal meeting place or any satellite meeting place have become inadequate for the purposes set out in articles 56.1.1 to 56.1.3 above, the chairman of the meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the point of the adjournment shall be valid.

57.	SECURITY

The chairman of the meeting may make any arrangement and impose any restriction he considers appropriate to ensure the security of a meeting including the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The chairman may himself or may authorise one or more persons, who shall include a director or the secretary to:

(a)	refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

(b)	eject from a meeting any person who causes the proceedings to become disorderly.

VOTING

58.	METHOD OF VOTING

58.1	At a general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is properly demanded by:

58.1.1	the chairman of the meeting; or

58.1.2	any member entitled to vote on the resolution.

For the purposes of article 58.1.2 above, a demand by a proxy counts as a demand by the member.

58.2	On a vote on a resolution at a meeting on a show of hands a declaration by the chairman that the resolution has or has not been passed, or has or has not been passed by a particular majority, is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in minutes of the meeting recorded in accordance with section 355 of the Act is also conclusive evidence of that fact without such proof.

59.	PROCEDURE ON A POLL

59.1	If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time, date and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

59.2	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time, date and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

59.3	No notice need be given of a poll not taken immediately if the time, date and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time, date and place at which the poll shall be taken. Such notice may be given by advertisement published on the same day in at least two leading newspapers in the United Kingdom and the notice will be deemed to have been served at noon on the day when the advertisement appears.

59.4	The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

59.5	The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

59.6	On a poll taken at a general meeting of the Company, a member present and entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

60.	VOTES OF MEMBERS

60.1	Subject to special rights or restrictions as to voting attached to any class of shares by or in accordance with the articles (including the dollar preference shares), on a vote on a resolution:

60.1.1	on a show of hands at a meeting:

(a)	every member present (not being present by proxy) and entitled to vote on the resolution has one vote; and

(b)	every proxy present who has been duly appointed by a member entitled to vote on the resolution has one vote, except where:

(i)	that proxy has been duly appointed by more than one member entitled to vote on the resolution; and

(ii)	the proxy has been instructed:

(A)	by one or more of those members to vote for the resolution and by one or more of those members to vote against the resolution; or

(B)	by one or more of those members to vote in the same way on the resolution (whether for or against) and one or more of those members has permitted the proxy discretion as to how to vote,

in which case, the proxy has one vote for and one vote against the resolution; and

60.1.2	on a poll taken at a meeting, every member present and entitled to vote on the resolution has one vote for every £1 of nominal capital held by the relevant member.

60.2	In the case of joint holders of a share, only the vote of the senior holder who votes (and any proxy duly authorised by him) may be counted by the Company. For the purposes of this article, the senior holder of a share is determined by the order in which the names of the joint holders appear in the register.

60.3	A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may, on a poll, vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with the articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in the articles for the appointment of a proxy within the time limits prescribed by the articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

61.	NO CASTING VOTE

In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote.

62.	RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.

Unless the board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of any class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

63.	VOTING BY PROXY

63.1	Subject to article 63.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

63.2	Subject to the Act, the secretary may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as he considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of article 63.1.

63.3	For the purposes of articles 63.1 and 63.2, the secretary may require such reasonable evidence he considers necessary to determine:

63.3.1	the identity of the member and the proxy; and

63.3.2	where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.

63.4	A member may appoint another person as his proxy to exercise all or any of his rights to attend and to speak and to vote (both on a show of hands and on a poll) on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

63.5	A proxy need not be a member.

63.6	A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

63.7	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

63.8	The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 6 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 6 months from the date of delivery unless otherwise specified by the board.

63.9	Subject to the Act, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

64.	APPOINTMENT OF PROXY

The form of appointment of a proxy and any reasonable evidence required by the board in accordance with article 63.3 shall be:

(a)	subject to articles (c) and (d), in the case of an instrument of proxy in hard copy form, delivered to the office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(b)	subject to articles (c) and (d), in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address:

(i)	in the notice calling the meeting;

(ii)	in an instrument of proxy sent out by the Company in relation to the meeting;

(iii)	in an invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept,

received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(c)	in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, delivered or received as required by articles (a) or (b) not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

(d)	in the case of a meeting adjourned for not more than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

An appointment of proxy not delivered or received in accordance with this article is invalid.

65.	VALIDITY OF ACTIONS BY PROXY OR REPRESENTATIVE OF A CORPORATION

65.1	The Company is not obliged to verify that a proxy or representative of a corporation has acted in accordance with the terms of his appointment and any failure to so act in accordance with the terms of his appointment shall not affect the validity of any proceedings at a meeting of the Company.

65.2	The termination of the authority of a person to act as proxy or as the duly authorised representative of a member which is a corporation does not affect whether he counts in deciding whether there is a quorum at a meeting, the validity of anything he does as chairman of a meeting, the validity of a poll demanded by him at a meeting, or the validity of a vote given by that person unless notice of the termination was received by the Company at the office or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of proxy was sent by electronic means, at the address at which the form of appointment was received, at least one hour prior to the commencement of the meeting or adjourned meeting at which the instrument of proxy is used (or, in the case of a poll to be taken at an appointed time after the meeting, before such time).

66.	CORPORATE REPRESENTATIVES

In accordance with the Act, a corporation which is a member may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company (a “representative”). A director or another person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

67.	OBJECTIONS TO AND ERROR IN VOTING

No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the decision of the meeting on any resolution if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman on such matters is conclusive and binding on all concerned.

68.	AMENDMENTS TO SPECIAL RESOLUTIONS

No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on.

69.	AMENDMENTS TO ORDINARY RESOLUTIONS

No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

(a)	at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(b)	the chairman in his absolute discretion decides that the amendment may be considered or voted on.

If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

70.	CLASS MEETINGS

Save for the circumstances set out in s.334(2) and s.334(2A) of the Act, a separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as a general meeting, except that:

(a)	no member is entitled to notice of it or to attend unless he is a holder of shares of that class;

(b)	no vote may be cast except in respect of a share of that class;

(c)	the quorum at a meeting (other than an adjourned meeting) is two qualifying persons present and entitled to vote and holding, representing or authorised to exercise voting rights in respect of, at least one-third in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares);

(d)	the quorum at an adjourned meeting is one qualifying person present and entitled to vote and holding, representing or authorised to exercise voting rights in respect of, shares of that class; and

(e)	any holder of shares of that class present and entitled to vote may demand a poll.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

71.	NUMBER OF DIRECTORS

Unless and until otherwise decided by the Company by ordinary resolution the number of directors (disregarding alternate directors) must not be less than five.

72.	NO DIRECTORS’ SHARE QUALIFICATION

A director shall not be required to hold any shares in the Company by way of qualification.

73.	APPOINTMENT BY MAJORITY SHAREHOLDER(S)

The holder or holders of a majority in nominal value of such part of the issued share capital of the Company as confers the right to attend and vote at any general meeting of the Company may, at any time or from time to time by notice in writing (signed by, in the case of a corporate body, any of its directors or its duly authorised attorney) left at or sent to the transfer office, appoint any person to be a director or remove any director from office (notwithstanding any claim such director may have for damages for breach of any agreement between himself and the Company). The foregoing provisions of this article are without prejudice to any special right conferred on the holders of any series of the dollar preference shares or any other class of shares by the terms of issue thereof to appoint one or more directors.

74.	POWER OF THE BOARD TO APPOINT DIRECTORS

Without prejudice to the power set out in article 73 above , the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles. A director appointed in this way may hold office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during that meeting. He is not required, and is not taken into account in determining the number of directors who are, to retire by rotation at the meeting.

75.	APPOINTMENT OF EXECUTIVE DIRECTORS

75.1	Subject to the Act, the board may appoint one or more of its body to hold an executive office or employment with the Company with such title and on such terms as to remuneration, pension and otherwise and with such of the powers exercisable by the board as it may think fit and (subject to the provisions of the Act) for such period as the board may determine. A director so appointed will, subject to the terms of any agreement between such director and the Company, be subject to the same provisions as to retirement or removal as the other directors and, without prejudice to any claim for damages or compensation to which such director may be entitled, the appointment will be automatically terminated if he ceases to be a director for any reason. The board may at any time, subject to the terms of any agreement entered into in any particular case, revoke, terminate or vary the terms of an appointment, without prejudice to a claim for damages for breach of the contract of service between the director and the Company or otherwise.

75.2	Subject to the Act, the board may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Act) the board thinks fit and (without prejudice to any other provision of the articles) it may remunerate any such director for such services as it thinks fit.

76.	ELIGIBILITY OF NEW DIRECTORS

76.1	No person may be appointed or reappointed a director at a general meeting unless:

76.1.1	he is recommended by the board; or

76.1.2	not less than seven nor more than 42 days before the date fixed for the meeting, notice has been given to the Company by a member (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall (a) state the particulars which would, if the proposed director were appointed or reappointed, be required to be included in the Company’s register of directors, (b) be accompanied by notice given by the proposed director of his willingness to be appointed or reappointed, and (c) be lodged at the office.

76.2	A director need not be a member.

77.	VOTING ON RESOLUTION FOR APPOINTMENT

A resolution for the appointment of two or more persons as directors by a single resolution is void unless an ordinary resolution that the resolution for appointment is proposed in this way has first been agreed to by the meeting without a vote being given against it.

78.	NO RETIREMENT BY ROTATION

No director shall be required to retire from office at any annual general meeting by rotational retirement.

79.	NO RETIREMENT ON ACCOUNT OF AGE

No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age.

80.	REMOVAL BY ORDINARY RESOLUTION

In addition to any power of removal conferred by the Act, the Company may by ordinary resolution remove a director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to the articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

81.	VACATION OF OFFICE BY DIRECTOR

81.1	The office of a director is vacated if:

81.1.1	he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

81.1.2	where he has been appointed for a fixed term, the term expires;

81.1.3	he ceases to be a director by virtue of a provision of the Act, is removed from office pursuant to the articles or becomes prohibited by law from being a director;

81.1.4	he becomes bankrupt or compounds with his creditors generally or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

81.1.5	he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health or any court claiming jurisdiction on the ground of mental disorder (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs, and in any such case the board resolves that his office be vacated;

81.1.6	both he and his alternate director appointed pursuant to the provisions of the articles (if any) are absent, without the permission of the board, from board meetings for six consecutive months and the board resolves that his office be vacated; or

81.1.7	he is removed from office by notice addressed to him at his last-known address, approved by at least seventy five per cent. of the total number of directors for the time being (without prejudice to a claim for damages for breach of contract or otherwise).

81.2	A resolution of the board declaring a director to have vacated office under the terms of this article is conclusive as to the fact and grounds of vacation stated in the resolution.

81.3	If the office of a director is vacated for any reason, he shall cease to be a member of any committee of the board.

ALTERNATE DIRECTORS

82.	APPOINTMENT

82.1	A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the board, or in any other manner approved by the board, appoint as his alternate director:

82.1.1	another director, or

82.1.2	another person approved by the board and willing to act.

No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director in the form prescribed by the Act has been received at the office or tabled at a meeting of the board.

82.2	An alternate director need not be a member and shall not be counted in reckoning the number of directors for the purpose of article 71.

83.	REVOCATION OF APPOINTMENT

The board may at any time revoke the appointment of an alternate director. A director may by notice delivered to the secretary at the office or tabled at a meeting of the board revoke the appointment of his alternate director and, subject to the provisions of article 82, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he had not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

84.	PARTICIPATION IN BOARD MEETINGS

An alternate director shall be, if he gives the Company an address in the United Kingdom at which notices may be served on him or an address at which notices may be served on him by electronic means, entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor (other than the power to appoint an alternate of his appointor). A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present. Execution by an alternate director of any resolution in writing of the board or a committee of the board will, unless the notice of appointment provides otherwise, be as effective as execution by his appointor.

85.	RESPONSIBILITY

A person acting as an alternate director shall be an officer of the Company, shall alone be responsible to the Company for his acts and defaults, and shall not be deemed to be the agent of his appointor.

REMUNERATION, EXPENSES AND PENSIONS

86.	DIRECTORS’ FEES

Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the directors (but not alternate directors) for their services as directors such amount of aggregate fees as the board decides (not exceeding £2,000,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the directors in such proportions as the board decides or, if no decision is made, equally. A fee payable to a director pursuant to this article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the articles or otherwise and accrues from day to day.

87.	ADDITIONAL REMUNERATION

If any director shall devote to the business of the Company or any other company in which the Company may be interested either his whole time and attention, or more of his time and attention than in the opinion of the board would usually be so devoted by a person holding such office, or shall undertake or perform any duties or services other than those which, in the opinion of the board, would usually be undertaken or performed by a person holding such office, or shall be called upon to perform and shall perform extra services or make any special exertions for any of the purposes of the Company or any other company in which the Company may be interested, or shall serve on any committee, then and in any of such cases the board may remunerate the director concerned either by a fixed sum, annual or otherwise, or in such other manner (including, but without limitation, the payment of or arrangements for the purpose of providing any pension or other retirement allowance or gratuity) as shall be determined by the board, and such remuneration may at the discretion of the board be either in addition to or in substitution for all or any part of any other remuneration to which such director may be entitled under these articles.

88.	EXPENSES

A director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as director including expenses incurred in attending meetings of the board or of committees of the board or general meetings or separate meetings of the holders of a class of shares or debentures. Subject to the Act, the directors shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him properly to perform his duties as an officer of the Company or to enable him to avoid incurring any such expenditure.

89.	REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS

An alternate director is not entitled to a fee from the Company for his services as an alternate director. The fee payable to an alternate director is payable out of the fee payable to his appointor and consists of such portion (if any) of the fee as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under article 88 had he been a director.

90.	DIRECTORS’ PENSIONS AND OTHER BENEFITS

90.1	The board may exercise all the powers of the Company to provide any non-contributory or contributory pensions or other retirement or superannuation funds or any share option, share incentive or share acquisition schemes or any profit sharing schemes or funds or trusts financed or contributed to by the Company for the benefit of, and may give or procure the giving of donations, pensions, emoluments, death or disability benefits or other allowances or gratuities (by insurance of otherwise) for, a person who is or has at any time been a director or officer of or in the employment or service of:

90.1.1	the Company;

90.1.2	a company which is or was a subsidiary undertaking of the Company;

90.1.3	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

90.1.4	a predecessor in business of the Company or of a subsidiary undertaking of the Company,

(or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may also establish and subsidise or subscribe to any institution, association, club or fund calculated to be for the benefit of or to advance the interests and well-being of the Company or of any other member of the group, or of any such other person named under this article 90.1, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object and do any of the matters aforesaid. The board may arrange for this to be done by the Company alone or in conjunction with another person.

90.2	A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under article 90.1 and is not obliged to account for it to the Company.

91.	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or other remuneration of a director appointed to hold employment or executive office in accordance with the articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of a fee payable to him for his services as director pursuant to the articles.

POWERS AND DUTIES OF THE BOARD

92.	POWERS OF THE BOARD

Subject to the Act, the articles and to directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the articles and no direction given by the Company shall invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the articles giving specific powers to the board do not limit the general powers given by this article.

93.	GROUP MANAGEMENT

93.1	The board may establish such subsidiaries, branch banks, divisional, departmental or local boards, managing committees or agencies for conducting or managing any of the affairs of the Company in any part of the world as the board may from time to time consider fit, and for that purpose the board may cause to be promoted any subsidiary and may make all necessary or desirable arrangements for the control and financing of such subsidiary and for the guaranteeing of its contracts and obligations.

93.2	The board may also appoint any persons (whether directors or not) to be members of such boards or committees and may appoint any such persons to be regional directors, local directors, managers, agents or representatives and may fix the remuneration of any persons so appointed.

93.3	The board may delegate to any such subsidiary, branch, bank, board, managing committee, regional director, local director, manager, agent or representative any of the powers, authorities and discretions vested in the board on such terms and conditions as the board may think fit.

93.4	The board may authorise the members of any such boards or managing committees to fill any vacancies therein, and to act notwithstanding vacancies.

93.5	The board may authorise any such boards or managing committees to sub-delegate to any person or persons all or any of the powers, authorities or discretions delegated to it. The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with such boards or managing committees. The board may at any time dissolve any such board or managing committee or revoke, vary or suspend any delegation made to any such board or managing committee. Where a provision of the articles refers to the exercise of a power, authority or discretion by the board (including the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to articles 75 or 86 to 91) and that power, authority or discretion has been delegated by the board to such board or managing committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by such board or managing committee (as the case may be).

94.	POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER

If the number of directors is less than the minimum prescribed by the articles or decided by the Company by ordinary resolution, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company. If no director or directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

95.	POWERS OF EXECUTIVE DIRECTORS

The board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

96.	DELEGATION TO COMMITTEES

96.1	The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to a committee consisting of one or more persons (whether a member or members of the board or not, provided that the majority of the members of any such committee will consist of directors and no resolution of the committee will be effective unless a majority of the members of the committee present at the relevant meeting consists of directors) as it thinks fit.

96.2	A committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke such delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of the articles refers to the exercise of a power, authority or discretion by the board (including the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to articles 75 or 86 to 91) and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

97.	ATTORNEYS AND AGENTS

The board may by power of attorney or otherwise appoint a person to be the attorney or agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the attorney or agent (as the case may be). The board may at any time revoke or alter the terms and conditions of the appointment or delegation.

98.	EXECUTION OF CERTAIN INSTRUMENTS

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company, shall, subject to the terms of the relevant instrument, be signed, drawn, accepted, endorsed or otherwise executed (as the case may be), in such manner as is lawful and as the board may in its absolute discretion decide and by such person or persons as may be appointed for the purpose by or on behalf of the board.

99.	LOANS TO DIRECTORS

Save as permitted by the Act, the board shall not:

(a)	make a loan or a quasi-loan to or enter into a credit transaction as a creditor for a director (including a shadow director) of the Company or any person connected with such a director; or

(b)	enter into any guarantee or provide security in connection with a loan or quasi-loan or credit transaction made by any person to or for such a director or person so connected; or

(c)	take part in any arrangement whereby another person enters into such a transaction in return for a benefit from the Company or any subsidiary; or

(d)	arrange for the assignment to it of any rights, obligations or liabilities of any such loan or quasi-loan to such a director or person so connected.

For the purposes of this article the expressions “quasi-loan”, “credit transaction” and “shadow director” shall have the meanings ascribed to them in sections 199(1), 202(1) and 251(1)-(2) of the Act respectively.

100.	ASSOCIATE DIRECTORS

The board may appoint a person (not being a director) to an office or employment having a designation or title including the word “director” or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word “director” in the designation or title of an office or employment does not (save in the case of any person appointed a director by the board under article 74 or by the Company under article 80 or appointed as such under article 73) imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Act or the articles.

101.	EXERCISE OF VOTING POWERS

The board may exercise or cause to be exercised the voting powers conferred on the Company in relation to any other company in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing all or any members of the board of directors or other officers or employees of, or holders of any places of profit under, such other company, and voting or providing for the payment of remuneration to the directors or other officers or employees of such other company.

102.	PROVISION FOR EMPLOYEES

The board may exercise the powers conferred on the Company by the Act to make provision for the benefit of a person (other than a director, former director or shadow director) employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

103.	REGISTERS

Subject to the Act, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of such a register.

104.	BORROWING POWERS

The board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, and all or any part of its property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

105.	REGISTER OF CHARGES

The Company shall keep a register of charges in accordance with the Act and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by or under the Act or, failing which, decided by the board.

106.	DIRECTORS’ INTERESTS

Directors’ interests other than in relation to transactions or arrangements with the Company—authorisation under section 175 of the Act

106.1	The board may authorise any matter proposed to it which would, if not so authorised, involve a breach of duty by a director under section 175 of the Act.

106.2	Any authorisation under article 106.1 will be effective only if:

106.2.1	any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

106.2.2	the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

106.3	The board may give any authorisation under article 106.1 upon such terms as it thinks fit. The board may vary or terminate any such authorisation at any time.

106.4	For the purposes of this article 106, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

Confidential information and attendance at board meetings

106.5	A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

106.5.1	fails to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

106.5.2	does not use or apply any such information in performing his duties as a director of the Company.

However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article 106.5 applies only if the existence of that relationship has been authorised by the board pursuant to article 106.1 (subject, in any such case, to any terms upon which such authorisation was given).

106.6	Where the existence of a director’s relationship with another person has been authorised by the board pursuant to article 106.1 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

106.6.1	absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

106.6.2	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company,

for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists.

106.7	The provisions of articles 106.5 and 106.6 are without prejudice to any equitable principle or rule of law which may excuse the director from:

106.7.1	disclosing information, in circumstances where disclosure would otherwise be required under these articles; and/or

106.7.2	attending meetings or discussions or receiving documents and information as referred to in article 106.6, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles.

Declaration of interests in proposed or existing transactions or arrangements with the Company

106.8	A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company shall declare the nature and extent of his interest to the other directors before the Company enters into the transaction or arrangement.

106.9	A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company shall declare the nature and extent of his interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared under article 106.8.

106.10	Any declaration required by article 106.8 may (but need not) be made at a meeting of the directors or by notice in writing in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act. Any declaration required by article 106.9 must be made at a meeting of the directors or by notice in writing in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act.

106.11	If a declaration made under article 106.8 or 106.9 above proves to be, or becomes, inaccurate or incomplete, a further declaration must be made under article 106.8 or 106.9, as appropriate.

106.12	A director need not declare an interest under this article 106:

106.12.1	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

106.12.2	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

106.12.3	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a meeting of the directors or by a committee of the directors appointed for the purpose under these articles; or

106.12.4	if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).

Ability to enter into transactions and arrangements with the Company notwithstanding interest

106.13	Subject to the provisions of the Act and provided that he has declared to the board the nature and extent of any direct or indirect interest of his in accordance with this article 106 or where article 106.12 applies and no declaration of interest is required, a director notwithstanding his office:

106.13.1	may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is directly or indirectly interested;

106.13.2	may act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the board may decide; or

106.13.3	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which the Company is directly or indirectly interested.

Remuneration and benefits

106.14	A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

106.14.1	the acceptance, entry into or existence of which has been authorised by the board pursuant to article 106.1 (subject, in any such case, to any terms upon which such authorisation was given); or

106.14.2	which he is permitted to hold or enter into by virtue of article 106.13 or otherwise pursuant to these articles,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act. No transaction or arrangement authorised or permitted pursuant to articles 106.1 or 106.13 or otherwise pursuant to these articles shall be liable to be avoided on the ground of any such interest or benefit.

General voting and quorum requirements

106.15	Save as otherwise provided by these articles, a director shall not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning a matter in which he has a direct or indirect interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

106.15.1	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings or parent undertakings;

106.15.2	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings or parent undertakings for which the director has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

106.15.3	a transaction or arrangement concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings or parent undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

106.15.4	a transaction or arrangement to which the Company is or is to be a party concerning another company (including a subsidiary undertaking or parent undertaking of the Company) in which he or any person connected with him is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) in the relevant company or of the voting rights available to members of the relevant company;

106.15.5	a transaction or arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings or parent undertakings (including any pension fund or retirement, death or disability scheme and any employees’ share scheme, being a scheme for encouraging or facilitating employees (including directors) of the Company or any of its subsidiary undertakings or parent undertakings to acquire shares, debentures or other securities of the Company or any of its subsidiary undertakings or parent undertakings) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; or

106.15.6	a transaction or arrangement concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

106.16	A director shall not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any body corporate in which the Company is directly or indirectly interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a body corporate in which the Company is directly or indirectly interested, such proposals may be divided and a separate resolution considered in relation to each director. In that case, each of the directors concerned (if not otherwise debarred from voting under this article 106) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

106.17	If a question arises at a meeting as to the materiality of a director’s interest (other than the interest of the chairman of the meeting) or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

106.18

If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

106.19	For the purposes of this article 106, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to any interest which the alternate director otherwise has. This article 106 applies to an alternate director as if he were a director otherwise appointed.

Miscellaneous

106.20	The Company may by ordinary resolution suspend or relax the provisions of this article 106 to any extent. Subject to the Act, the Company may by ordinary resolution ratify any transaction or arrangement not properly authorised by reason of a contravention of this article 106.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

107.	BOARD MEETINGS

Subject to the articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

108.	NOTICE OF BOARD MEETINGS

A director or the secretary may summon a board meeting at any time. Notice of a board meeting is deemed to be duly given to a director if it is given to him personally or by word of mouth or by electronic means to an address given by him to the Company for that purpose or sent in writing to him at his last-known address or another address given by him to the Company for that purpose. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively. A director absent or intending to be absent from the United Kingdom may request that notices of board meetings during his absence be sent in hard copy form or by electronic means to him to an address given by him to the Company for that purpose, but such notices do not have to be given any earlier than those given to directors not so absent. If no request is made (and/or if no such non-United Kingdom address is given) it is not necessary to give notice of a board meeting to a director who is absent from the United Kingdom.

109.	QUORUM

The quorum necessary for the transaction of business may be decided by the board and until otherwise decided is five directors present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

110.	CHAIRMAN OF BOARD

The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and decide the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

111.	VOTING

Any decision to be taken at a meeting of the board shall be determined by a majority of votes. In case of an equality of votes the chairman has a second or casting vote.

112.	PARTICIPATION BY TELEPHONE

A director or his alternate director may participate in a meeting of the board or a committee of the board through the medium of conference telephone, video teleconference or by any other form of communication equipment (whether in use when these articles are adopted or developed subsequently) or by a combination of such methods if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in the quorum and entitled to vote. Subject to the Act, all business transacted in this way by the board or a committee of the board is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

113.	RESOLUTION IN WRITING

A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting, who would have been entitled to vote on the resolution at the meeting and not being less than a quorum, or by all members of a committee of the board for the time being entitled to receive notice of a committee meeting, who would have been entitled to vote on the resolution at the meeting and not being less than a quorum, is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee and, for the purposes of this article, any signature may be affixed to a facsimile copy of the resolution and any written resolution shall be valid on the Company receiving the original or a facsimile copy of the document or documents containing each of the said signatures. The resolution in writing need not be executed by an alternate director if it is executed by his appointor and a resolution executed by an alternate director need not be executed by his appointor.

114.	PROCEEDINGS OF COMMITTEES

114.1	Proceedings of any committee of the board consisting of two or more members shall be conducted in accordance with terms prescribed by the board (if any). Subject to those terms and article 114.2, proceedings (including without limitation the conduct of business by a telephone meeting or by written resolution) shall be conducted in accordance with applicable provisions of the articles regulating the proceedings of the board.

114.2	Where the board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it is not necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

115.	RECORDS OF PROCEEDINGS

115.1	The board shall cause minutes to be made in books kept for the purpose:

115.1.1	of all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

115.1.2	of all proceedings of general meetings of the Company, of the holders of any class of shares in the Company, and of the board, and of committees of the board, including the names of the directors present at each such meeting.

115.2	If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are evidence of the proceedings at the meeting.

115.3	The board shall cause records to be made in books kept for the purpose of all directors’ written resolutions.

115.4	Any register, index, minute book, book of account or other book required by the Act or these articles to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in some other form including the use of computer storage facilities so long as the recording is capable of being reproduced in a legible form. In any case in which bound books are not used, the secretary shall take adequate precautions for guarding against falsification and for facilitating its discovery.

115.5	All such minutes and written resolutions must be kept for at least 10 years from the date of the meeting or written resolution, as the case may be.

116.	VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee shall be valid as regards all persons dealing in good faith with the Company, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office, or had ceased to hold office, or were not entitled to vote on the matter in question.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

117.	SECRETARY

117.1	Subject to the Act, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as it thinks fit. Anything required or authorised to be done by or to the secretary may be done by or to any assistant and/or deputy secretary. The board may remove a person appointed pursuant to this article from office and appoint another or others in his place, but without prejudice to any claim which such a person may have against the Company.

117.2	Any provision of the Act or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

118.	AUTHENTICATION OF DOCUMENTS

118.1	A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including the articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

118.2	A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the board or any committee of the board which is certified under article 118.1 will be conclusive evidence in favour of all persons dealing with the Company relying thereon that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

SEALS

119.	SAFE CUSTODY

The secretary shall provide for the safe custody of the seal.

120.	APPLICATION OF SEALS

A seal may be used only by the authority of a resolution of the board or of a committee of the board. The board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The board may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the board:

(a)	share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(b)	every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director, or by one director in the presence of a witness who attests his signature.

DIVIDENDS AND OTHER PAYMENTS

121.	DECLARATION OF DIVIDENDS

Subject to the Act and the articles, the Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no dividend may exceed the amount recommended by the board.

122.	INTERIM AND OTHER DIVIDENDS

122.1	If and so far as in the opinion of the board the distributable reserves of the Company justify such payments, the board may declare and pay dividends (including a dividend payable at a fixed rate or calculated by reference to a specified formula or procedure) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or determined or to be determined in accordance with a specified procedure).

122.2	Subject to article 122.1, the board may also from time to time pay one or more dividends (as interim or final dividends) on shares of any class of such amounts and on such dates and in respect of such periods as it thinks fit.

122.3	No interim dividend shall be declared or paid on shares which do not confer preferred rights with regard to dividend if, at the time of declaration, any dividend on shares which do confer a right to a preferred dividend is in arrears. If the board acts in good faith, it does not incur any liability to the holders of shares conferring preferred rights for a loss they may suffer by the lawful payment of an interim dividend on shares ranking after those with preferred rights.

123.	ENTITLEMENT TO DIVIDENDS

123.1	Except as otherwise provided by the rights attached to, or the terms of issue of, shares:

123.1.1	a dividend shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article as paid up on the share; and

123.1.2	dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

123.2	Except as otherwise provided by the rights attached to shares, dividends may be declared or paid in any currency. The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

124.	METHOD OF PAYMENT

124.1	Any dividend, interest or other amount payable in respect of a share shall be paid by such method as the secretary, in his sole discretion, may decide. Different methods of payment may apply to different holders or groups of holders (such as overseas holders). Without limiting any other method of payment which the Company may adopt, the secretary may decide that payment can be made wholly or partly:

124.1.1	in cash;

124.1.2	by inter-bank transfer, electronic means or by such other means approved by the secretary directly to an account (of a type approved by the secretary) nominated in writing or as the secretary may otherwise decide (including by telephone) by the person entitled to the payment;

124.1.3	by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company’s option, be crossed “account payee” or “a/c payee” either with or without the word “only”, where appropriate); or

124.1.4	by such other method as the secretary may agree with the person entitled to the payment in writing or by such other means as the secretary may otherwise decide (including by telephone).

124.2	The Company may send a cheque, warrant or money order by post:

124.2.1	in the case of a sole holder, to his registered address;

124.2.2	in the case of joint holders, to the registered address of the person whose name appears first in the register;

124.2.3	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 139.2; or

124.2.4	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

124.3	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

124.3.1	the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

124.3.2	for any of the purposes of this article 124, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

124.4	If the secretary decides that payments will be made by electronic transfer to an account (of a type approved by the secretary) nominated by the person entitled to the payment, but no such account is nominated by the person entitled to the payment or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the person entitled to the payment nominates a valid account.

124.5	An amount credited to an account under article 124.4 is to be treated as having been paid to the person entitled to the payment at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money.

124.6	Payment by electronic transfer, cheque or warrant, or in any other way, is made at the risk of the person who is entitled to the money. The Company is treated as having paid a dividend if a payment using electronic or other means approved by the secretary is made in accordance with instructions given by the Company or if such a cheque or warrant is cleared. The Company will not be responsible for a payment which is lost or delayed.

124.7	The secretary may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided such evidence of his right as the secretary may reasonably require.

125.	DIVIDENDS NOT TO BEAR INTEREST

No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

126.	CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS ETC.

The board may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share.

127.	UNCLAIMED DIVIDENDS ETC.

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend, including an amount held in an account pursuant to article 124.4, unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

128.	PAYMENT OF DIVIDENDS IN SPECIE

The board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular, may:

(a)	issue fractional certificates (or ignore fractions);

(b)	fix the value for distribution of the specific assets (or any part of them);

(c)	decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution;

(d)	vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board; and

(e)	generally make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and distribution of the cash proceeds of any sale or of the cash equivalent to any member or members and otherwise as it thinks fit.

129.	BOARD POWERS TO CARRY PROFITS TO RESERVE AND TO CARRY FORWARD PROFITS

The board may, before recommending or resolving to pay any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as it thinks proper as a reserve or reserves which will, at the discretion of the board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the discretion of the board, either be employed in the business of the Company or be invested in such investments other than shares in the Company or of its holding company (if any) as the board may from time to time think fit. The board may also without placing the same to reserve carry forward any profits. The board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided.

130.	CAPITALISATION OF PROFITS

Subject to the Act, the board may, with the authority of an ordinary resolution of the Company:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares, debentures or other securities of a nominal amount equal to that sum,

and allot the shares, debentures or other securities, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid; and no unrealised profits shall be applied in paying up any debentures of the Company or any amount unpaid on any share in the capital of the Company;

(c)	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular where shares, debentures or other securities become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares, debentures or other securities representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than £5, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

(d)	authorise a person to enter (on behalf of all the members concerned) an agreement with the Company providing for either:

(iii)	the allotment to the members respectively, credited as fully paid, of shares, debentures or other securities to which they may be entitled on the capitalisation, or

(iv)	the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those members; and

(e)	generally do all acts and things required to give effect to the resolution.

131.	RECORD DATES

Notwithstanding any other provision of the articles, but subject to the Act and rights attached to shares, the Company or the board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

ACCOUNTS

132.	KEEPING AND INSPECTION OF ACCOUNTS

132.1	The board shall ensure that accounting records are kept in accordance with the Act.

132.2	The accounting records shall be kept at the office or, subject to the Act, at another place decided by the board and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if that right is conferred by the Act or he is authorised by the board or by an ordinary resolution of the Company or an order of the court.

133.	ACCOUNTS TO BE SENT TO MEMBERS ETC.

133.1	In respect of each financial year, a copy of the Company’s annual accounts, the directors’ report, the directors’ remuneration report, the auditors’ report on those accounts and on the auditable part of the directors’ remuneration report shall be sent or supplied to:

133.1.1	every member (whether or not entitled to receive notices of general meetings);

133.1.2	every holder of debentures (whether or not entitled to receive notices of general meetings); and

133.1.3	every other person who is entitled to receive notices of general meetings,

in accordance with article 135, not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act. This article does not require copies of the documents to which it applies to be sent or supplied to:

133.1.4	a member or holder of debentures of whose address the Company is unaware; or

133.1.5	more than one of the joint holders of shares or debentures,

but any member or holder of debentures or person entitled by the Act or these articles to receive a copy of the documents to which this article applies and to whom a copy has not been sent shall be entitled to receive a hard copy free of charge on application at the office.

133.2	The board may determine that persons entitled to receive a copy of the Company’s annual accounts, the directors’ report, the directors’ remuneration report, the auditors’ report on those accounts and on the auditable part of the directors’ remuneration report are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

134.	APPOINTMENT OF AUDITORS

Auditors shall be appointed, and their duties, powers, rights and remuneration regulated, in accordance with the provisions of the Act.

NOTICES AND COMMUNICATIONS

135.	FORM OF NOTICES AND COMMUNICATIONS BY THE COMPANY

Save where these articles expressly require otherwise, any notice, document or information to be sent or supplied by the Company may be sent or supplied in accordance with the Act (whether authorised or required to be sent or supplied by the Act or otherwise) in hard copy form, in electronic form or by means of a website.

136.	NOTICE BY ADVERTISEMENT

If by reason of the suspension or curtailment of postal services in the United Kingdom or by reason of a technical failure affecting the Company (or its relevant agent(s)), the Company is unable effectively to convene a general meeting or an adjournment thereof by notices sent by post or by electronic means, subject to the Act, the board may, in its absolute discretion and as an alternative to any other method of service permitted by the articles, resolve to convene a general meeting or an adjournment thereof by a notice advertised in at least one United Kingdom national newspaper. In this case, the Company shall send confirmatory copies of the notice to those members by post or by electronic means (as the case may be) if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom or the sending of notices by electronic means (as the case may be) again becomes practicable. Any notice given by advertisement shall be advertised on the same date in at least two leading daily newspapers in the United Kingdom.

137.	DEEMED DELIVERY OF NOTICES, DOCUMENTS AND INFORMATION

137.1	A notice, document or information sent by post and addressed to a member at his registered address or address for service in the United Kingdom is deemed to be given to or received by the intended recipient 24 hours after it was put in the post if pre-paid as first class post and 48 hours after it was put in the post if pre-paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice, document or information was properly addressed, pre-paid and posted.

137.2	A notice, document or information sent or supplied by electronic means to an address specified for the purpose by the member is deemed to have been given to or received by the intended recipient on the same day it was sent, and in proving service it is sufficient to prove that the communication was properly addressed and sent.

137.3	A notice, document or information sent or supplied by means of a website is deemed to have been given to or received by the intended recipient when (i) the material was first made available on the website or (ii) if later, when the recipient received (or, in accordance with this article 137, is deemed to have received) notification of the fact that the material was available on the website.

137.4	A notice, document or information not sent by post but delivered by hand (which includes delivery by courier) to a registered address or address for service in the United Kingdom is deemed to be given on the day it is left.

137.5	Where notice is given by newspaper advertisement, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisements appear.

137.6	A notice, document or information served or delivered by the Company by any other means authorised in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

137.7	A member present at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

138.	NOTICE BINDING ON TRANSFEREES ETC.

A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

139.	NOTICE IN CASE OF JOINT HOLDERS AND ENTITLEMENT BY TRANSMISSION

139.1	In the case of joint holders of a share, a notice, document or information shall be validly sent or supplied to all joint holders if sent or supplied to whichever of them is named first in the register in respect of the joint holding. Anything to be agreed or specified in relation to a notice, document or information to be sent or supplied to joint holders, may be agreed or specified by the joint holder who is named first in the register in respect of the joint holding.

139.2	Where a person is entitled by transmission to a share, the Company may give a notice, document or information to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice, document or information may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article is sufficient notice to any other person interested in the share.

140.	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION

140.1

A member who (having no registered address within the United Kingdom) has not supplied to the Company an address in the United Kingdom at which notices, documents or information may be sent or supplied to him in hard copy form, or an address to which notices, documents or information may be sent or supplied to him by electronic means, is not entitled to have notices, documents or information sent or supplied to him by the Company.

140.2	If the Company sends notices, documents or information, whether immediately preceding or at any time after the adoption of these articles, to a member on two consecutive occasions over a period of at least twelve months and each of those notices, documents or information is returned undelivered, or the Company receives notification that each of them has not been delivered, that member shall then cease to be entitled to receive notices, documents and information from the Company.

140.3	A member who has ceased to be entitled to receive notices, documents and information from the Company shall become entitled to receive such notices, documents and information again by sending the Company:

140.3.1	a new address to be recorded in the register of members; or

140.3.2	(if the member has agreed that the Company should use a means of communication other than sending notices, documents or information to such an address), the information that the Company needs to use that means of communication effectively.

MISCELLANEOUS

141.	DESTRUCTION OF DOCUMENTS

141.1	The Company may destroy:

141.1.1	a share certificate which has been cancelled at any time after one year from the date of cancellation;

141.1.2	a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate at any time after two years from the date the mandate, variation or cancellation was recorded by the Company;

141.1.3	a notification of change of name or address at any time after three years from the date the notification was recorded by the Company;

141.1.4	an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration;

141.1.5	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it;

141.1.6	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof; and

141.1.7	all share warrants and coupons issued under article 13, at any time after the expiration of six years from the date of surrender thereof to the Company.

141.2	It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

141.2.1	the provisions of this article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

141.2.2	nothing contained in this article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this article or in any case where the conditions of this article are not fulfilled; and

141.2.3	references in this article to the destruction of a document include reference to its disposal in any manner.

142.	WINDING UP

In the winding up of the Company (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

143.	INDEMNITY OF OFFICERS, FUNDING DIRECTORS’ DEFENCE COSTS AND POWER TO PURCHASE INSURANCE

143.1	To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

143.1.1	to the Company or to any associated company;

143.1.2	to pay a fine imposed in criminal proceedings;

143.1.3	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

143.1.4	in defending any criminal proceedings in which he is convicted;

143.1.5	in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him; or

143.1.6	in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

(a)	section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or

(b)	section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).

143.2	In articles 143.1.4, 143.1.5 or 143.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

143.2.1	if not appealed against, at the end of the period for bringing an appeal; or

143.2.2	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

143.2.3	if it is determined and the period for bringing any further appeal has ended; or

143.2.4	if it is abandoned or otherwise ceases to have effect.

143.3	To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him:

143.3.1	to pay a fine imposed in criminal proceedings;

143.3.2	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

143.3.3	in defending criminal proceedings in which he is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 143.2 shall apply in determining when a conviction becomes final.

143.4

Without prejudice to article 143.1 or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

143.5	Where at any meeting of the board or a committee of the board any arrangement falling within article 143.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 106 and he shall not be so entitled to vote or be counted in the quorum.

143.6	To the extent permitted by the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

143.6.1	a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

143.6.2	trustee of a retirement benefits scheme or other trust in which a person referred to in article 143.6.1 is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.